UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  March 4, 2014

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2014, Radius Health, Inc. (the “Company”) entered into Amendment No. 1 to Work Statement NB-3 (the “NB-3 Amendment”) under that certain Clinical Trial Services Agreement, entered into as of March 29, 2011, between the Company and Nordic Bioscience Clinical Development VII A/S (“Nordic”).  The NB-3 Amendment is effective as of February 28, 2014 and provides that Nordic will perform a Period 2 extension study to evaluate an additional eighteen months of standard-of-care osteoporosis management following the Period 1 extension of six months upon completion of the Phase 3 clinical study of the Company’s Abaloparatide-SC product.  Payments in cash to be made by the Company to Nordic under the NB-3 Amendment are denominated in both euros and U.S. dollars and total up to approximately €3.0 million (approximately $4.1 million based on the exchange rate as of March 4, 2014) and $527,740, respectively. In addition, the Company agreed to issue to Nordic shares of its Series A-6 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-6 Stock”), having a value of up to the sum of approximately €3.0 million ($4.1 million based on the exchange rate as of March 4, 2014) and $527,740 as additional payment for the services to be provided under the NB-3 Amendment (collectively, the “Additional NB-3 Shares”).

The preceding description of the NB-3 Amendment is qualified in its entirety by reference to the full text of the NB-3 Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference.  The Additional NB-3 Shares will be issued by the Company to Nordic under (a) the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because they will be issued to an accredited investor without a view to distribution and will not be issued through any general solicitation or advertisement or (b) the exemption from registration afforded by Regulation S under the Securities Act of 1933, as amended, because they will be issued to a non-U.S. person in an offshore transaction without directed selling efforts.

Each share of Series A-6 Stock is convertible, at the option of the holder thereof, at any time, into ten shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”).  In addition, each share of Series A-6 Stock will be automatically converted into ten shares of Common Stock if the Senior Majority (as defined in the Certificate) elects to so convert the Series A-6 Stock or, if earlier, on the date that the Common Stock becomes listed for trading on a national securities exchange.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 10, 2014

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
	Name:	B. Nicholas Harvey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 1, dated March 4, 2014 and effective as of February 28, 2014, to Work Statement NB-3 by and between Radius Health, Inc. and Nordic Bioscience Clinical Development VII A/S.